EXHIBIT 99.1

Edesa Biotech Announces Chief Financial Officer Transition

TORONTO, April 04, 2025 (GLOBE NEWSWIRE) -- Edesa Biotech, Inc. (Nasdaq:EDSA), a clinical-stage biopharmaceutical company focused on developing host-directed therapeutics for immuno-inflammatory diseases, today announced the appointment of Peter J. Weiler as Chief Financial Officer, effective May 1, 2025. Mr. Weiler will succeed Stephen Lemieux, who will be stepping down from the role effective May 1, 2025, to pursue other professional opportunities.

Mr. Weiler brings extensive experience in finance and corporate strategy within the biotechnology and pharmaceutical industries. Since August 2018, Mr. Weiler served as President of Exzell Pharma, Inc., a privately held, commercial-stage pharmaceutical company. From August 2017 to August 2018, Mr. Weiler served as Vice President of Business Development at Biosyent Inc. Prior to that, he served in various roles at Cipher Pharmaceuticals Inc., including Vice President of Business Development from January 2015 to June 2017, Senior Director from January 2012 to January 2014, and Director from December 2008 to December 2011. Prior to Cipher, he served as Senior Director of Investment Analysis at DRI Capital Inc. and held research and financial positions at Eli Lilly Canada Inc. Mr. Weiler holds a Master of Business Administration degree from the Ivey School of Business, University of Western Ontario, a Masters of Science in Biology from the University of Western Ontario, and a Bachelor of Science (Honors Biology) degree and Diploma in Accounting from Wilfrid Laurier University.

“We are thrilled to welcome Peter to Edesa at this pivotal time in our development,” said Par Nijhawan, MD, Chief Executive Officer of Edesa Biotech. “I have worked closely with Peter in the past in connection with other business opportunities, and he brings a wealth of managerial expertise that I believe will be invaluable as we continue to advance our pipeline and seek strategic opportunities for our drug candidates.”

Following the planned transition, Mr. Lemieux will continue to provide financial advisory services to Edesa. “On behalf of Edesa and our Board of Directors, we thank Stephen for his financial leadership and contributions to the company, and we wish him well in his new career roles,” said Dr. Nijhawan.

About Edesa Biotech, Inc.

Edesa Biotech, Inc. (Nasdaq: EDSA) is a clinical-stage biopharmaceutical company developing innovative ways to treat inflammatory and immune-related diseases. Its clinical pipeline is focused on two therapeutic areas: Medical Dermatology and Respiratory. In Medical Dermatology, Edesa is developing EB06, an anti-CXCL10 monoclonal antibody candidate, as a therapy for vitiligo, a common autoimmune disorder that causes skin to lose its color in patches. Its medical dermatology assets also include EB01 (1.0% daniluromer cream), a Phase 3-ready asset developed for use as a potential therapy for moderate-to-severe chronic Allergic Contact Dermatitis (ACD), a common occupational skin condition. The company’s most advanced Respiratory drug candidate is EB05 (paridiprubart), which is being evaluated in a U.S. government-funded platform study as a treatment for Acute Respiratory Distress Syndrome, a life-threatening form of respiratory failure. The EB05 program has been the recipient of two funding awards from the Government of Canada to support the further development of this asset. In addition to EB05, Edesa is preparing an investigational new drug application (IND) in the United States for EB07 (paridiprubart) to conduct a future Phase 2 study in patients with pulmonary fibrosis. Sign up for news alerts. Connect with us on X and LinkedIn.

Edesa Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include: the ability of Edesa to obtain regulatory approval for or successfully commercialize any of its product candidates, the risk that access to sufficient capital to fund Edesa's operations may not be available or may be available on terms that are not commercially favorable to Edesa, the risk that Edesa's product candidates may not be effective against the diseases tested in its clinical trials, the risk that Edesa fails to comply with the terms of license agreements with third parties and as a result loses the right to use key intellectual property in its business, Edesa's ability to protect its intellectual property, the timing and success of submission, acceptance and approval of regulatory filings, and the impacts of public health crises. Many of these factors that will determine actual results are beyond the company's ability to control or predict. For a discussion of further risks and uncertainties related to Edesa's business, please refer to Edesa's public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Edesa assumes no obligation to update such statements.

Contact:
Gary Koppenjan
Edesa Biotech, Inc.
investors@edesabiotech.com